Exhibit 10.7

GUARANTY AGREEMENT

This Guaranty Agreement (this "Guaranty") is made as of the 20th day of May, 2015, by BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation having its principal address c/o Bluerock Real Estate Holdings, LLC, 712 Fifth Avenue, 9th Floor, New York, New York 10019 ("Guarantor"), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association having an address at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110 (together with its successors and assigns, "Lender").

Recitals

Pursuant to the terms and provisions of that certain Loan Agreement of even date herewith (as the same may from time to time be amended, supplemented, restated or otherwise modified, the "Loan Agreement"), by and between the Lender and BR-TBR Whetstone Owner, LLC, a Delaware limited liability company ("Borrower"), Borrower has requested, and Lender has agreed to provide a loan (the "Loan") to Borrower in the original principal amount of Twenty-Five Million One Hundred Forty-Seven Thousand Five Hundred and No/100 Dollars ($25,147,500.00), and which Loan is (a) evidenced by, inter alia, that certain Promissory Note of even date herewith by Borrower to the order of Lender and in said original principal amount (as the same may from time to time be amended, supplemented, restated or otherwise modified, the "Note") and (b) secured by the Security Documents. As a condition precedent to making the Loan, Lender has required that Guarantor execute and deliver this Guaranty to Lender. Any capitalized term used and not defined in this Guaranty or on Exhibit A attached hereto and made a part hereof shall have the meaning given to such term in the Loan Agreement.

Agreements

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce Lender to make the Loan to Borrower, Guarantor hereby guarantees to Lender the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the "Guaranteed Obligations"), this Guaranty being upon the following terms and conditions:

Section 1.          Guaranty of Payment.

(a)          Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of the Principal Guaranty Amount (as defined below), interest (including interest accruing after maturity and after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, whether or not allowed in such proceeding), Interest Rate Agreements (as defined in the Deed of Trust defined in the Loan Agreement), prepayment premiums, fees, late charges, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing, or which Borrower is obligated to pay, pursuant to the terms of the Note, the Loan Agreement, any of the other Loan Documents, any application, agreement, note or other document executed and delivered in connection with any of the other Loan Documents, as the same may from time to time be amended, supplemented, restated or otherwise modified (collectively, the "Indebtedness"), provided, however, that the Indebtedness shall not include any Excluded Hedging Obligations (as defined in Exhibit A attached hereto). The "Principal Guaranty Amount" shall be (1) 25% of the principal amount of the Note outstanding on the earliest of the following dates, the "Determination Date"): (x) the Maturity Date (as defined in the Note), (y) the date upon which Lender elects to accelerate the Maturity Date after the occurrence of an Event of Default, or (z) the date on which Borrower or Guarantor becomes the subject of any bankruptcy, receivership or other insolvency proceeding. The Indebtedness includes all costs and expenses incurred by Lender in seeking to enforce Lender's rights and remedies with respect to the Indebtedness, including court costs, costs of alternative dispute resolution and reasonable attorneys' fees, whether or not suit is filed or other proceedings are initiated thereon. This Guaranty covers the Indebtedness presently outstanding and the Indebtedness arising subsequent to the date hereof, including all amounts advanced by Lender in stages or installments. The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection. Any and all payments made by Borrower or any other person other than Guarantor, and any and all payments, proceeds, credits or other sums received by Lender on account of the Loan Documents and the obligations secured thereby, whether arising from the disposition of the Property or any other collateral securing the Note or otherwise, shall be applied by Lender first, without modifying, releasing or reducing Guarantor's obligations hereunder, to reduce that portion of the principal of the Note and other amounts not guaranteed by Guarantor hereunder and only thereafter to the portion of the principal of the Note and other amounts guaranteed by Guarantor hereunder.

(b)          Notwithstanding any provision contained in this Guaranty or any security agreement or other agreement now or hereafter securing this Guaranty (collectively, the "Guaranty Documents") to the contrary, it is the intention and agreement of Guarantor and Lender that the obligations of Guarantor under this Guaranty shall be valid and enforceable against Guarantor to the maximum extent permitted by applicable law. Accordingly, if any provision of this Guaranty creating any obligation of Guarantor in favor of Lender shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of Guarantor and Lender that any balance of the obligation created by such provision and all other obligations of Guarantor to Lender created by other provisions of this Guaranty shall remain valid and enforceable. Likewise, if any sums which Lender may be otherwise entitled to collect from Guarantor under this Guaranty shall be declared to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to Guarantor's obligations under this Guaranty, it is the stated intention and agreement of Guarantor and Lender that all sums not in excess of those permitted under such applicable law shall remain fully collectible by Lender from Guarantor and such excess sums shall nevertheless survive as a subordinate obligation of Guarantor, junior in right to the claims of general unsecured creditors, but prior to the claims of equityholders in Guarantor. This provision shall control every other provision of the Guaranty Documents.

Section 2.          Guaranty of Specific Obligations.

(a)          Guarantor hereby unconditionally and irrevocably guarantees payment of, and agrees to protect, defend, indemnify and hold harmless Lender for, from and against, any and all losses, damages or liability, which may be suffered or incurred by, imposed on or awarded against Lender as a result of:

(i)         Fraud by Borrower or Guarantor in connection with the leasing, operation, refinancing or sale of the Property, the making or disbursement of the Loan, or any certificates or documents provided in connection therewith;

(ii)        Material misrepresentation, gross negligence, willful misconduct, or breach of warranty by Borrower or Guarantor in connection with the leasing, operation, refinancing or sale of the Property, the making or disbursement of the Loan, or any certificates or documents provided in connection therewith;

(iii)       Intentional physical waste or intentional physical damage to the Property by Borrower;

(iv)      After the occurrence and during the continuance of an Event of Default, distributions to the members, partners or shareholders of Borrower or Guarantor (or to any beneficiary or trustee if Borrower or Guarantor is a trust) of any rents, security deposits, or other income arising with respect to any property covered by the Loan Documents which should have been applied against costs and expenses associated with the Property or paid to Lender pursuant to the Loan Documents;

(v)        The misapplication or misappropriation by Borrower or Guarantor of any rents, security deposits, insurance proceeds, condemnation awards or other income or proceeds with respect to any property covered by the Loan Documents which, under the terms thereof, should have been applied otherwise or paid to Lender;

(vi)      Any acts of Borrower or Guarantor taken in bad faith with the intent to hinder, delay or interfere with the exercise by Lender of any rights and remedies under the Loan Documents after the occurrence of and during the continuance of an Event of Default;

(vii)     Any material amendment, modification, supplement or restatement of the organizational documents of Borrower without Lender's prior written consent (which consent may be withheld in Lender's sole and absolute discretion); or

(viii)    Breach of or failure to perform Guarantor's obligations under the Environmental Indemnity Agreement.

(b)          Upon the occurrence of a Trigger Event (as defined below), and notwithstanding the provisions set forth in Sections 1 and 2(a) above, Guarantor guarantees to Lender the prompt and full payment, performance and observance upon the occurrence of a Trigger Event (and not merely the collectability), of all of the obligations, terms and conditions to be paid, performed and observed by Borrower under the Loan Agreement, the Note, and each other Loan Document, each as the same may be hereafter amended, modified, extended, renewed or recast, including, but not limited to the payment of the entire amount of all then outstanding principal balance of the Loan, together with interest and other charges thereon as provided in the Loan Documents. As used herein, the term "Trigger Event" shall mean and refer to the occurrence of any of the following events:

(i)         Any filing by Borrower or any manager or managing member of Borrower of a bankruptcy petition, or the making by Borrower or any manager or managing member of Borrower of an assignment for the benefit of creditors, or the appointment of a receiver of any property of Borrower or any manager or managing member of Borrower in any action initiated by, or affirmatively consented to by, Borrower or such manager or managing member, or the dissolution of Borrower or merger of Borrower into any other entity without the prior written consent of Lender;

(ii)        The contesting or opposition by Borrower or Guarantor of any motion for relief for the automatic stay filed by Lender in any involuntary bankruptcy proceeding of Borrower;

(iii)       Any involuntary petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed against Borrower or any general partner of Borrower or Guarantor, in which any of Borrower or any general partner of Borrower or Guarantor colludes, cooperates or acquiesces; or

(iv)       Any Transfer of an interest in the Property or in Borrower prohibited under the terms of the Loan Documents.

(c)          Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due of all other costs of owning, developing, operating, leasing, maintaining, repairing and restoring, the Property, other than payment of the principal of the Loan except as stated in Section 1(a) above, and including, without limitation, the payment when due of all interest, real estate taxes, municipal charges, utility charges, insurance premiums, other operating expenses and expenses of developing, marketing and leasing the Property.

(d)          (i) If Borrower elects to construct another level of structured parking to the garage that is part of the Property or undertakes any other construction of improvements at the Property (the "Construction"), Guarantor hereby unconditionally and irrevocably guarantees that: (A) Borrower shall construct, equip and complete the Construction in accordance with the Loan Agreement; (B) Borrower shall, subject to the contest rights described in Section 5.4 of the Deed of Trust, fully and punctually pay and discharge any and all costs and expenses and liabilities for or in connection with the construction, equipping, and completion of the Construction as the same may become due and payable, and also pay and discharge all proper claims and demands for labor and materials and services used for or in connection with the construction, equipping and completion of the Construction; (C) the Property and the Construction shall be and remain free and clear of all liens from any and all persons, firms, corporations or other entities furnishing materials, labor or services in the construction, equipping or completion of the Construction; and (D) Borrower shall fully and punctually comply with all the terms, covenants and conditions on its part to be complied with under the Loan Agreement or the other Loan Documents with respect to the Construction.

(ii)         In the event that the Construction is not completed and paid for or is not free of all liens, claims and demands upon the completion thereof, as guaranteed in this sub-section (b), (x) Guarantor agrees to fully indemnify Lender and save Lender harmless from all costs and damages that Lender may suffer by reason thereof; (y) in the event that Lender shall (i) cause any construction or equipping of the Construction to be done, (ii) pay any costs in connection with the construction or equipping of the Construction or (iii) cause any such lien, claim or demand to be released or paid, then Guarantor agrees to reimburse Lender for all sums paid and all costs and expenses incurred by it in connection therewith; and (z) Guarantor agrees, if requested by Lender, to complete or cause the completion of the construction and equipment of the Construction in accordance with the Loan Agreement and to pay all bills in connection therewith. Guarantor acknowledges and agrees that it will be impossible to measure accurately the damages to Lender resulting from a breach of the covenant to complete or to cause the completion of the construction or equipping of the Construction set forth in sub-section (z) hereof, that such a breach will cause irreparable injury to Lender and that Lender has no adequate remedy at law in respect of such breach and, as a consequence, agrees that such covenant shall be specifically enforceable against Guarantor and hereby waives and agrees not to assert any defense based on the denial of any of the foregoing in an action for specific performance of such covenant.

Section 3.          Primary Liability of Guarantor.

(a)          This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance, and Guarantor shall be liable for the payment and performance of the Guaranteed Obligations as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any right to which Guarantor may otherwise have been entitled, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person or to cause a marshalling of the assets of the Borrower or of any of the collateral securing the Guaranteed Obligations. It shall not be necessary for Lender, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or to proceed against any other Guarantor or Person liable on such Guaranteed Obligations or for such performance or to proceed against any of such other Guarantor or Persons in any particular order, or to enforce any rights against any security given to secure such Guaranteed Obligations or performance, or to join Borrower or any other Person liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent Lender from suing on the Note or exercising any other right under the Loan Documents.

(b)          Suit may be brought or demand may be made against Borrower or against any or all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto.

Section 4.          Certain Agreements and Waivers by Guarantor.

(a)          Guarantor agrees that neither Lender's rights or remedies nor Guarantor's obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(i)         any limitation on the liability of, or recourse against, any other Person in any Loan Document or arising under any law;

(ii)        any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration or that the obligations of Guarantor hereunder exceed or are more burdensome than those of Borrower under the other Loan Documents;

(iii)       the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(iv)       the operation of any statutes of limitation or other laws regarding the limitation of actions, all of which are hereby waived as a defense to any action or proceeding brought by Lender against Guarantor, to the fullest extent permitted by law;

(v)        any homestead exemption or any other exemption that is waivable under applicable law;

(vi)       any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, or any impairment of Guarantor's recourse against any Person or collateral;

(vii)      whether express or by operation of law, any partial release of the liability of Guarantor hereunder (except to the extent expressly so released) or any complete or partial release of Borrower, any other Guarantor or any other Person liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;

(viii)     the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(ix)       either with or without notice to or consent of Guarantor, any renewal, extension, amendment, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including without limitation, material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Lender to Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(x)        any neglect, lack of diligence, delay, omission, failure, or refusal of Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of any collateral securing any or all of the Guaranteed Obligations in compliance with applicable law or in a commercially reasonable manner;

(xi)       any failure of Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of the occurrence or existence of any Default or Event of Default, or of any other action taken or refrained from being taken by Lender against Borrower or any security or other recourse, or of any new agreement between Lender and Borrower, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower, including any changes in the business or financial condition of Borrower, and Guarantor acknowledges and agrees that Lender shall have no duty to notify Guarantor of any information which Lender may have concerning Borrower;

(xii)      the existence of any claim, counterclaim, set-off or other right that Guarantor may at any time have against Borrower, Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement or any other Loan Document other than the defense of payment;

(xiii)     the invalidity or unenforceability of all or any part of the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the Persons creating the Guaranteed Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower's obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations);

(xiv)     any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Lender, or any action taken or omitted by Lender in any such proceedings, including any election to have Lender's claim allowed as being secured, partially secured or unsecured, any extension of credit by Lender in any such proceedings or the taking and holding by Lender of any security for any such extension of credit;

(xv)      any other condition, event, omission or action that would in the absence of this paragraph result in the release or discharge of a Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement other than irrevocable payment in full in cash of the Guaranteed Obligations;

(xvi)     any early termination of any of the Guaranteed Obligations;

(xvii)    Lender's enforcement or forbearance from enforcement of the Guaranteed Obligations on a net or gross basis;

(xviii)   all suretyship defenses and defenses in the nature thereof;

(xix)      notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of nonpayment, nonperformance, nonobservance or default, or other proof or notice of demand whereby to charge a Guarantor therefor; or

(xx)       the avoidance of any lien in favor of Lender for any reason.

(b)          In the event any payment by Borrower or any other Person to Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Lender of this Guaranty or of Guarantor), as the case may be, with respect to, and, to the extent the same constitute Guaranteed Obligations, this Guaranty shall apply to, any and all amounts so refunded by Lender or paid by Lender to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Lender and any attorneys' fees, costs and expenses paid or incurred by Lender in connection with any such event.

(c)          It is the intent of Guarantor and Lender that the obligations and liabilities of Guarantor hereunder are absolute, irrevocable and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a Guarantor.

(d)          Guarantor's obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Lender to Borrower in excess of the Guaranteed Obligations. All payments, repayments and prepayments of the Loan, whether voluntary or involuntary, received by Lender from Borrower, any other Person or any other source (other than from a Guarantor pursuant to a demand by Lender hereunder), and any amounts realized from any collateral for the Loan, shall be deemed to be applied first to any portion of the Loan which is not covered by this Guaranty, and last to the Guaranteed Obligations, and this Guaranty shall bind Guarantor to the extent of any Guaranteed Obligations that may remain owing to Lender. Lender shall have the right to apply any sums paid by Guarantor to any portion of the Loan in Lender's sole and absolute discretion.

(e)          If acceleration of the time for payment of any amount payable by Borrower under the Note, the Loan Agreement, or any other Loan Document, is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Lender.

Section 5.          Subordination.

If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor (which indebtedness shall include without limitation any acquisition fee, guaranty fee, loan fee and organizational costs):

(a)          such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;

(b)          no Guarantor shall be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed; provided, however, that so long as no Default shall have occurred and be continuing, Guarantor shall not be prohibited from receiving such fees or other sums as are permitted to be paid to a Guarantor pursuant to the Loan Agreement;

(c)          Guarantor hereby assigns and grants to Lender a security interest in all such indebtedness and security therefor, if any, of Borrower to a Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 5, Guarantor shall pay the same to Lender immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Lender and shall have absolutely no dominion over the same except to pay it immediately to Lender; and

(d)          Guarantor shall promptly upon request of Lender from time to time execute such documents and perform such acts as Lender may reasonably require to evidence and perfect Lender's interest and to permit or facilitate exercise of Lender's rights under this Section 5, including execution and delivery of proofs of claim, further assignments and security agreements, and delivery to Lender of any promissory notes or other instruments evidencing indebtedness of Borrower to Guarantor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by a Guarantor, of obligations of Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

Section 6.          Other Liability of Guarantor or Borrower.

If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may have against Guarantor. If Borrower is or becomes indebted to Lender for any indebtedness other than or in excess of the Guaranteed Obligations, any payment received or recovery realized upon such other indebtedness of Borrower to Lender may be applied to such other indebtedness. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, Guarantor's liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity, including, if applicable, its capacity as a general partner.

Section 7.          Lender Assigns; Disclosure of Information.

This Guaranty is for the benefit of Lender and Lender's successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations or any part thereof. Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Guarantor shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disclose to any such assignee or participant or prospective assignee or participant, to Lender's affiliates, to any regulatory body having jurisdiction over Lender and to any other parties as necessary or appropriate in Lender's reasonable judgment, any information Lender now has or hereafter obtains pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including information regarding any security for the Guaranteed Obligations or for this Guaranty, and/or credit or other information on Guarantor and/or any other Person liable, directly or indirectly, for any part of the Guaranteed Obligations.

Section 8.          Binding Effect; Joint and Several Liability.

This Guaranty is binding not only on Guarantor, but also on Guarantor's heirs, personal representatives, successors and assigns. Upon the death of a Guarantor, if Guarantor is a natural person, this Guaranty shall continue against Guarantor's estate as to all of the Guaranteed Obligations, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor's estate, whether or not the Guaranteed Obligations are then due and payable. If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be binding on the undersigned, and its heirs, personal representatives, successors and assigns, and the term "Guarantor" shall mean all of such Persons and each of them individually.

Section 9.          Governing Law.

The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable.

Section 10.        Invalidity of Certain Provisions.

If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

Section 11.        Costs and Expenses of Enforcement.

Guarantor agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to enforce Lender's rights and remedies under this Guaranty, including court costs, costs of alternative dispute resolution and reasonable attorneys' fees, whether or not suit is filed or other proceedings are initiated hereon. All such costs and expenses incurred by Lender shall constitute a portion of the Guaranteed Obligations hereunder, shall be subject to the provisions hereof with respect to the Guaranteed Obligations and shall be payable by Guarantor on demand by Lender.

Section 12.        No Usury.

It is not the intention of Lender or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by a Guarantor under applicable law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that a Guarantor, in Guarantor's capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law. The provisions of this Section 12 shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Lender.

Section 13.        Representations, Warranties, and Covenants of Guarantor.

Until the Guaranteed Obligations are paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor hereby represents, warrants, and covenants that:

(a)          Guarantor has a financial or business interest in Borrower and/or the making of the Loan to Borrower, and will derive a material and substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor;

(b)          this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(c)          no Guarantor is, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected;

(d)          unless a Guarantor is a natural person, Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and has full power and authority to enter into and perform this Guaranty;

(e)          there is no litigation pending or, to the knowledge of Guarantor, threatened by or before any tribunal against or affecting Guarantor which, if adversely determined, could reasonably be expected to prevent Guarantor from performing its obligations hereunder or which would have a material adverse effect on the financial condition of Guarantor;

(f)           all financial statements and information heretofore furnished to Lender by Guarantor do, and all financial statements and information hereafter furnished to Lender by Guarantor will, fully and accurately present the condition (financial or otherwise) of Guarantor as of their dates and the results of Guarantor's operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Lender, no material adverse change has occurred in the financial condition of Guarantor;

(g)          after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature;

(h)          Guarantor has read the provisions contained in the Note, the Loan Agreement, and the other Loan Documents and agrees to be bound by the terms thereof which relate to Guarantor (including, without limitation, Guarantor's obligations to deliver financial statements and other financial information as more particularly set forth in Section 6.2 of the Loan Agreement and the limitations on distributions set forth in Section 6.1(n)) as if such terms were set forth in this Guaranty in their entirety;

(i)          Guarantor agrees that it shall have and maintain, on a combined basis in accordance with GAAP or another recognized method of accounting reasonably acceptable to Lender, tested as of the close of each fiscal quarter: (i) Liquidity of at least $1,000,000; and (ii) Tangible Net Worth of at least (A) $109,414,601 which is seventy-five percent (75%) of the amount of Tangible Net Worth as of March 31, 2015 plus (B) seventy-five percent (75%) of the net proceeds of all future equity issuances. The terms "Liquidity" and "Tangible Net Worth" shall have the meanings given thereto on Exhibit A attached hereto; and

In the event that Guarantor fails to perform any covenant set forth in this Section 13, or if any of the representations, warranties, or covenants set forth in this Section 13 becomes untrue after the date hereof but prior to the Guaranteed Obligations being paid and performed in full and each and every term, covenant and condition of this Guaranty being fully performed, then thirty (30) days after receipt of written notice of such occurrence, an "Event of Default" shall occur under this Guaranty; provided that, if such default is reasonably capable of being cured and such cure cannot reasonably be effected within such 30-day period, such failure shall not be an Event of Default so long as Guarantor promptly commences cure within thirty (30) days after receipt of such notice, and thereafter diligently prosecutes such cure to completion within an additional thirty (30) day period.

Section 14.        Notices.

All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 15.        Cumulative Rights.

All of the rights and remedies of Lender under this Guaranty and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right or remedy of Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed and delivered by Lender to Guarantor.

Section 16.        Term of Guaranty.

This Guaranty shall continue in effect until all the Guaranteed Obligations and all of the obligations of Guarantor to Lender under this Guaranty are fully and finally paid, performed and discharged and are not subject to any bankruptcy preference period or any other disgorgement.

Section 17.        Subrogation.

Until the Guaranteed Obligations and all other obligations of Guarantor to Lender under this Guaranty are fully and finally paid in cash by a Non-Contestable Payment, performed and discharged, no Guarantor shall have any right of subrogation under any of the Loan Documents or any right to participate in any security for the Guaranteed Obligations or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, and Guarantor hereby waives all of such rights during such period. Payment and satisfaction of the Guarantied Obligations shall be deemed "Non-Contestable Payment" only upon such payment in cash and satisfaction and the expiration of ninety-one (91) days thereafter, with: (A) no claim for the recovery of a preferential payment, fraudulent conveyance, or fraudulent transfer having been filed or asserted, or (B) if so filed or asserted, the final, non-appealable decision of a court of competent jurisdiction denying the claim or assertion.

Section 18.        Time of Essence.

Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.

Section 19.        Entire Agreement; Counterparts; Construction.

This Guaranty embodies the entire agreement between Lender and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty shall be effective upon execution by Guarantor and delivery to Lender. This Guaranty may not be modified, amended or superseded except in a writing signed by Lender and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. This Guaranty has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement. As used herein, the words "include" and "including" shall be interpreted as if followed by the words "without limitation."

Section 20.        Forum.

Guarantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Guaranty and to the jurisdiction of any state court or any United States federal court sitting in the Commonwealth of Massachusetts over any Dispute. Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Guaranty may be made by certified or registered mail, return receipt requested, directed to Guarantor at its address for notice set forth in this Guaranty, or at a subsequent address of which Lender received actual notice from Guarantor in accordance with the notice section of this Guaranty, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Guarantor in any other court or jurisdiction.

Section 21.        WAIVER OF JURY TRIAL.

GUARANTOR AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH "DISPUTE" AND ANY ACTION ON SUCH "DISPUTE." THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND LENDER, AND GUARANTOR AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. GUARANTOR AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 22.        Credit Verification.

Each legal entity and individual obligated on this Guaranty hereby authorizes Lender to check any credit references, verify his/her employment and obtain credit reports from credit reporting agencies of Lender's choice in connection with any monitoring, collection or future transaction concerning the Loan, including any modification, extension or renewal of the Loan. Also in connection with any such monitoring, collection or future transaction, Lender is hereby authorized to check credit references, verify employment and obtain a third party credit report for the spouse of any married person obligated on this Guaranty, if such person lives in a community property state.

Section 23.        Setoff.

Guarantor grants to Lender a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender arising under or relating to the Guaranteed Obligations, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property of Guarantor, and any other accounts established hereunder for the deposit of cash collateral in order to secure the Guaranteed Obligations, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of KeyBank National Association, and their successors and assigns or in transit to any of them. At any time while an Event of Default exists, without demand or notice (any such notice being expressly waived by Guarantor), Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Guaranteed Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE GUARANTEED OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHTS OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF GUARANTOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

[The next page is the signature page]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as an instrument under seal as of the date first written above.

Guarantor:

BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation

By:	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chairman of the Board, Chief Executive Officer and President

[Signature Page to Guaranty Agreement]

Exhibit A

Defined Terms

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Excluded Hedging Obligation" means, with respect to Guarantor, any Guaranty Swap Obligation (as defined in this Exhibit A) if, and to the extent that, all or a portion of the guarantee of Guarantor of, or the grant by Guarantor of a security interest to secure, such Guaranty Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act (as defined in this Exhibit A) or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of Guarantor or the grant of such security interest becomes effective with respect to such Guaranty Swap Obligation. If a Guaranty Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Guaranty Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

"GAAP" means generally accepted accounting principles in the United States of America.

"Guarantor Indebtedness" means, with respect to the Guarantor, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including mandatorily redeemable preferred stock, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness (as defined in the Loan Agreement for the purpose of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guaranties by such Person of Indebtedness of others (provided, however, that for the purpose of measuring the financial covenants set forth in this Guaranty, such guaranties shall exclude non-recourse carve-out guaranties to the extent that they are contingent with no existing claims thereunder), (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations contingent or otherwise, of such Person with respect to any Interest Rate Agreements (calculated on a mark-to-market basis as of the reporting date), and (l) payments received in consideration of sale of an ownership interest in a Guarantor when the interest so sold is determined, and the date of delivery is, more than one (1) month after receipt of such payment and only to the extent that the obligation to deliver such interest is not payable solely in such interest of such Person. The Guarantor Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor either directly or indirectly as a result of (and to the extent of) such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Guarantor Indebtedness shall be calculated on a consolidated basis in accordance with GAAP except that for any non-wholly owned Properties, Guarantor Indebtedness shall be adjusted for Guarantor's and any of its subsidiary's pro rata ownership percentage and shall eliminate any double counting.

Exhibit A

"Guaranty Swap Obligation" means with respect to Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.

"Liquidity" means the sum of unencumbered cash and cash equivalents.

"Person" any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

"Properties" means any real property in which Guarantor holds a direct or indirect fee or leasehold interest (or undivided interests in the fee or leasehold interests in the properties) from time to time.

"Tangible Net Worth" means Total Asset Value less Guarantor Indebtedness (but eliminating any double counting thereof).

"Total Asset Value" means the sum of (without duplication) (a) the aggregate fair market value (as determined by the Guarantor in its reasonable discretion) of all of Guarantor's Properties existing on the date of this Agreement; plus (b) the greater of (i) the cost basis or (ii) the as-is, appraised value (based on MAI appraisals) of all of Guarantor's Properties acquired after the date of this Agreement; plus (c) the amount of any cash and cash equivalents, excluding tenant security and other restricted deposits. For any non-wholly owned Properties, Total Asset Value shall be adjusted for the Guarantor's and its Subsidiary's pro rata ownership percentage and shall eliminate any double counting.

Exhibit A